UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2016 (April 20, 2016)
NANOSPHERE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 400-9000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2016, the Board of Directors (the “Board of Directors”) of Nanosphere, Inc. (the “Company), based on the recommendations of the Compensation Committee of the Board of Directors (the “Compensation Committee”), awarded shares of restricted common stock (the “Executive Stock Awards”) to Michael McGarrity, the Company’s President and Chief Executive Officer, Kenneth Bahk, the Company’s Chief Strategy Officer, and Farzana Moinuddin, the Company’s Acting Principal Financial Officer, Chief Accounting Officer, and Secretary, in the amounts of 225,000, 50,000 and 10,000 shares, respectively. The Executive Stock Awards were issued as of April 20, 2016 and shall vest and become exercisable in twelve, equal, quarterly installments over a three year period on January 1, April 1, July 1 and October 1 each year commencing July 1, 2016, subject to continued employment, forfeiture and cancellation upon a termination for cause, and acceleration upon a change in control of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NANOSPHERE, INC.
(Registrant)
By: /s/ Farzana M. Moinuddin
Farzana M. Moinuddin
Acting Principal Financial Officer and Chief Accounting Officer

Date: April 22, 2016